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                            ASSET PURCHASE AGREEMENT

                                     Between

                    DCI INC., CRYSTALOID TECHNOLOGIES, INC.,
                      JACKSON PRODUCTS, INC., AND ELECSYS
                                  CORPORATION

                                December 23, 2002

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                                       ii

Schedules to be provided by the Seller:

1.1(a)(iii) Personal Property and Equipment
1.1(a)(iv)  Employee Non-Competition Agreements
2.5         Ownership of Assets
2.6         Accounts Receivable
2.8         Inventory
2.9         Intangible Property

Exhibits

A           General Conveyance, Assignment, Bill of Sale and Assumption Agreement
B           Trademark Assignment Agreement
C           Domain Name Assignment Agreement

                                      iii

                            ASSET PURCHASE AGREEMENT

         Agreement made as of the 23rd day of December, 2002 (the "Effective
Date"), by and among DCI Inc., a Kansas corporation with its principal office in
Lenexa, Kansas (the "Buyer"), Crystaloid Technologies, Inc., a Delaware
corporation with its principal office in Hudson, Ohio ("CTI" or the "Seller"),
Jackson Products, Inc. ("Jackson"), a Delaware corporation with its principal office in St. Charles, Missouri, solely to evidence its agreement to the matters set forth in Sections 8.1, and Elecsys Corporation ("Elecsys"), a Kansas
corporation with its principal office in Lenexa, Kansas, solely to evidence its agreement to the matters set forth in Section 8.2.

                              Preliminary Statement

         WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, the Assets (defined below), for the consideration set forth below, subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.       Sale and Delivery of the Assets

          1.1 Delivery of the Assets.

               (a) Subject to and upon the terms and conditions of this
          Agreement, at the closing of the transactions contemplated by this
          Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the
          Seller, all of Seller's right, title and interest in and to the following assets, claims, rights and interests (collectively, the
          "Assets"):

                    (i) all of the accounts and accounts receivable existing on the Closing Date (defined below) which arose from the Seller's business as conducted prior to the Closing and to which the
               Assets relate (the "Seller's Business"), and which are payable to the Seller, including any security held by the Seller for the payment thereof (collectively, the "Accounts Receivable");

                    (ii) all raw material, work-in-process and finished goods
               inventory of the Seller existing on the Closing Date
               (collectively, the "Inventory");

                    (iii) the fixed assets of the Seller listed on Schedule
               1.1(a)(iii) attached hereto, as updated on an updated
               Schedule 1.1(a)(iii) to be delivered pursuant to Section
               5.3 (collectively, the "Personal Property and Equipment");

                    (iv) the Intangible Property (defined below) as generally
               described on Schedule 2.9 attached hereto. "Intangible
               Property" means the following intangible property of Seller solely to the extent such property is primarily attributable to the operation of the Seller's Business or the use or

               ownership of the Assets: (A) trade names, trademarks, service names, and service marks of Seller, including but not limited to, the "Crystaloid Technologies" name, (B) all of Seller's right, title and interest in and to all patents and patent applications,
               (C) all software owned or licensed by the Seller, including among others (i) SAGE Enterprise Suite ERP System, (ii) Paradigm ERP
               System, (iii) Best FAS Fixed Asset Management System, and (iv)
               Goldmine Contract Management System, provided however, the Seller shall not be expected to transfer any off the shelf software except to the extent any of the software specifically referred to in (i)-(iv) above is off the shelf software, (D) all engineering drawings and packets and art work of the Seller associated with the products manufactured by Seller, (E) Seller's customer lists and files, (F) Seller's vendor lists and files, (G) the internet
               URL for the Seller, (H) any marketing material of Seller, (I) all non-competition agreements listed on Schedule 1.1(a)(iv)
               (the "Non-Competition Agreements") between the Seller and its employees to the extent they are assignable provided that the
               Buyer acknowledges and agrees that the Seller is not making any representation or warranty as to the enforceability of any such assignment;

                    (v) to the extent transferable, all rights of the Seller
               under express or implied warranties from the suppliers of
               products utilized by the Seller in the operation of the Seller's
               Business and existing on the Closing Date; and

                    (vi) all production records, technical, manufacturing and
               procedural manuals, studies, reports or summaries of the Seller relating to the general condition of the Assets.

               provided, any assets of the Seller not listed above shall be retained by the Seller and are referred to herein as the excluded assets (the "Excluded Assets").

          1.2 Further Assurances. At any time and from time to time after the Closing, at the Buyer's reasonable request and sole expense for any out-of-pocket expenses incurred by the Seller, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, without warranty or recourse, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets.

          1.3 Purchase Price.

               (a) The cash purchase price payable by the Buyer to the Seller at
          Closing for the Assets (other than the Accounts Receivable) shall be
          $750,000, reduced by all amounts paid to the Seller by the Buyer in advance of the Closing Date for Equipment pursuant to Section 5.3.

               (b) In addition to the amount described in Section 1.3(a), the
          Buyer shall pay to the Seller at the Closing a cash amount equal to
          75% of the Accounts Receivable balances that are 60 days old or less from the date of invoice, as of the date of Closing, as set forth on the updated Schedule 2.6 delivered pursuant to Section 5.13.

               (c) To the extent permitted by law, the Buyer shall bear and pay all sales, use, and similar transfer taxes imposed (the "Transaction
          Taxes"). To the extent the Seller is required to collect and remit any
          Transaction Taxes for which the Buyer is responsible hereunder, the
          Buyer shall pay the amount of any such costs or taxes to the Seller at the Closing.

               (d) (i) At the Closing, the Buyer shall deliver to Seller all amounts due and payable under Sections 1.3(a) and 1.3(b) by wire transfer of immediately available funds to the account designated by
          Seller. The Buyer shall deliver any other amounts due and payable to
          Seller pursuant to Section 5.3, in cash, by cashier's or certified check, or by wire transfer of immediately available funds, at the
          Seller's sole discretion, to an account designated by the Seller.
          Buyer shall ensure that the funds payable at the Closing are delivered to Seller's account and confirmed received by the Seller's bank on the
          Closing Date.

          1.4 Allocation of Purchase Price. The aggregate amount of the purchase price payable under Section 1.3 and the non-competition agreement set forth in Section 8.2 shall be allocated among the Assets in a manner mutually acceptable to the parties and agreed upon in writing on or before January
     31, 2003. The parties agree (a) that such allocations will be made in accordance with the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America, (b) to treat and report for income tax purposes the transactions contemplated by this Agreement in a manner consistent with such allocation, and (c) not to take any action for income tax purposes inconsistent with such allocation.
     The parties acknowledge and agree that the allocations made pursuant to this Section 1.4 are solely for income tax purposes.

          1.5 The Closing. The Closing shall take place at the offices of
     Blackwell Sanders Peper Martin, 2300 Main Street, Suite 1000, Kansas City,
     Missouri 64108 at 9:00 a.m. local time, on December 31, 2002, or at such other place, time or date as may be mutually agreed upon in writing by the parties hereto. The transfer of the Assets by the Seller to the Buyer shall be deemed to occur at 11:59 p.m. local time, on the date of the Closing
     (the "Closing Date").

     2. Representations and Warranties of the Seller

         The Seller hereby represents and warrants to the Buyer as follows:

          2.1 Capacity of the Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The
     Seller has all requisite power and authority (corporate or otherwise) to own, lease and otherwise to hold and operate the Assets, to carry on the
     Seller's Business as now conducted and to enter into this Agreement, the agreements and instruments referred to herein and the transactions contemplated hereby.

          2.2 Authorization. The execution and delivery by the Seller of this
     Agreement, and the agreements to be executed by the Seller hereunder and to be delivered by Seller at Closing, and the consummation by the Seller of all transactions contemplated hereby, have been duly authorized by all requisite corporate action of the Seller (none of which actions or approval has been modified or rescinded and all of which actions and approval are in full force and effect). This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Seller is a

     party constitute the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          2.3 No Conflict. Neither the execution and delivery of this Agreement nor the performance by the Seller of the transactions contemplated hereby shall (a) except for contractual provisions that may prohibit the Seller from subcontracting certain Open Purchase Orders (defined below) to the
     Buyer, require any consent or approval from, action by or in respect of, or filing with, any third parties, court, arbitrator or any local state, federal or foreign governmental or regulatory authority, body or agency or the staff thereof related to the execution, delivery and performance of this Agreement or the transfer of Inventory, Accounts Receivable, and
     Equipment (other than notices that have been given and consents that have been obtained, copies of which have been or shall be furnished to the
     Buyer); (b) violate the provisions of the charter or bylaws of the Seller;
     (c) except for matters arising out of the Seller's obligations under any
     Open Purchase Order (defined below) violate or constitute a default, in any material respect, under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument to which the Seller is a party, or any order, judgment or ruling of any court, arbitrator or any local, state, federal or foreign governmental or regulatory authority, body or agency or the staff thereof under which any Asset is bound; (d) result in the creation of any lien, pledge, mortgage, security interest, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any stockholder or similar agreement, tax liens, liabilities or any encumbrances of any kind (collectively, "Liens") upon the Assets; or (e) violate any provision of any law, rule or regulation applicable to Seller or the Assets.

          2.4 Litigation. The Seller is not a party to any litigation, suit, action, investigation or proceeding pending or threatened before any court,
     Governmental Authority or arbitrator nor, to the best of the Seller's knowledge, is there any investigation that, in each case: (i) seeks to prevent this Agreement from being consummated, or (ii) relates to the title to or Seller's use of any of the Assets.

          2.5 Ownership of the Assets. The Seller is, and at the Closing shall be, the true and lawful owner of the Assets, and, as of the Closing Date, shall be vested with title to the Assets, which title shall be free and clear of all Liens other than those described on Schedule 2.5 attached hereto.

          2.6 Accounts Receivable. Schedule 2.6 attached hereto sets forth a true, correct and complete list of all Accounts Receivable as of the date of this Agreement. All Accounts Receivable arose out of the sales of inventory or the provision of services in the ordinary course of the
     Seller's Business.

          2.7 Taxes. The Seller has timely filed or will file all income tax returns and all personal property tax returns required to have been or to be filed relating to the Assets, and the Seller has paid all taxes, assessments, penalties and deficiencies of the Seller shown to be due on such returns.

          2.8 Inventory. Schedule 2.8 attached hereto sets forth a true, correct and complete list of each item of Inventory as of November 30, 2002.

          2.9 Intangible Property.

               (a) Schedule 2.9 attached hereto sets forth a general description of the Intangible Property, and the Intangible Property constitutes all intangible property of the Seller that is primarily attributable, and material, to the operation of the Seller's Business or the use or ownership of the Assets, but does not include the Excluded Assets.
          True, correct and complete copies of all licenses and other agreements relating to the Intangible Property will be prior to closing, or have been previously, delivered by the Seller to the Buyer.

               (b) Except as otherwise disclosed on Schedule 2.9 attached hereto and for Intangible Property licensed by the Seller and to be transferred to the Buyer hereunder, the Seller is the sole and exclusive owner of all Intangible Property. Except as disclosed on
          Schedule 2.9 attached hereto, no third party (including any customer of Seller) has the right to use the Intangible Property. The Seller has received no notice of, and has no knowledge of any claim against it, alleging the infringement or misappropriation of any item of
          Intangible Property. The Seller has no disputes with or claims against any third party for infringement by such third party of any item of
          Intangible Property.

     3. Representations and Warranties of the Buyer

         The Buyer represents and warrants to the Seller as follows:

          3.1 Capacity of Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Kansas and has all requisite power and authority (corporate or otherwise) to enter into and perform the terms of this Agreement, the agreements and instruments referred to hereby and the transactions contemplated hereby.

          3.2 Authorization. The execution and delivery by the Buyer of this
     Agreement and the agreements to be executed by the Buyer hereunder and to be delivered by Buyer at Closing, and the consummation by the Buyer of all transactions contemplated hereby, have been duly authorized by all requisite corporate action of the Buyer (none of which actions or approval has been modified or rescinded and all of which actions and approval are in full force and effect). This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors'
     rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          3.3 No Conflict. Neither the execution and delivery of this
     Agreement nor the performance of the transactions contemplated hereby shall
     (a) require consent or notice (other than notices that have been given and consents that have been obtained, copies of which have been or will be furnished to the Seller; (b) violate the provisions of the charter or bylaws of the Buyer; (c) violate or constitute a default, in any material respect, under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument to which the Buyer is a party, or any order, judgment or ruling of any court, arbitrator or any local, state, federal or foreign governmental or regulatory authority, body or agency or the staff thereof under which any of its property is bound; or
     (d) violate the provisions of any law, rule or regulation applicable to the
     Buyer.

     4. Access to Information; Public Announcements

          4.1 Confidentiality. Neither party shall disclose any Confidential
     Information (defined below) of the other party to any third party (other than their respective officers, directors, shareholders, employees, auditors, financial advisors, financing sources and attorneys, who have a need to know such information) without the disclosing party's written consent or unless required by law, regulation, legal process, stock exchange, or order of any court or governmental body having jurisdiction.
     In the event that the transactions contemplated hereby shall not be consummated, all such Confidential Information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to third parties, or use, directly or indirectly, for its own benefit, any such Confidential Information except as otherwise provided for herein. For purposes of this Agreement, "Confidential Information" of a party shall mean all non-public information relating primarily to the use, ownership or operation of the Assets, as well as any non-public information about customers and any information regarding customer pricing, including pricing margins, disclosed by such party to the other party in connection with the transactions contemplated hereby, including the terms and conditions of this Agreement. Notwithstanding the foregoing, Confidential
     Information shall not include information that (i) is now or subsequently becomes generally available to the public through no fault or breach of the receiving party; (ii) the receiving party can demonstrate to have had lawfully in its possession without an obligation of confidentiality prior to disclosure hereunder; or (iii) the receiving party lawfully obtains from a third party who has the right to transfer or disclose it and who provides it without any obligation to maintain the confidentiality of such information. This Section 4.1 shall survive for a period of 12 months following the termination of this Agreement pursuant to Article 7.

          4.2 Public Announcements. The parties agree that prior to and on the
     Closing Date, except as otherwise required by law, any and all public announcements or other public communications concerning this Agreement and the purchase of the Assets by the Buyer shall be subject to the approval of both parties, which approval shall not be unreasonably withheld.

     5. Pre-Closing Covenants

          5.1 Conduct of Business. From and after the Effective Date and until the Closing Date, except as contemplated by this Agreement, the
     Seller shall not materially alter the operation of the Seller's Business provided that the Seller may ship or deliver any quantity of products in excess of normal shipment or delivery levels upon prior consultation with the Buyer. The Seller shall use customary efforts to pay any payables and collect any receivables in the ordinary course of business. All of the
     Assets shall be used, operated, repaired and maintained in a normal business manner consistent with past practices. Notwithstanding the foregoing, subsequent to completion of the updated schedules referred to in
     Section 5.13 below, the Seller shall not make any changes to its Inventory or collect any Accounts Receivable.

          5.2 Production Facility. The Seller shall close its production facility on or after December 20, 2002 but no later than December 31, 2002
     (the "Facility Shutdown Date").

          5.3 Selected Equipment. Between the Effective Date and the Closing
     Date, the Buyer shall have the right to purchase and take possession of any of the Personal Property and Equipment (the "Selected Equipment"). The
     purchase price payable pursuant to Section 1.3(a) for the remaining Assets at Closing shall be reduced by the amount paid by the Buyer for the
     Selected Equipment purchased under this Section 5.3. The Buyer shall give the Seller notice of the Selected Equipment it proposes to purchase, and the date of the proposed purchase (the "Purchase Date") at least 24 hours prior to such Purchase Date. Upon receipt of such notice from the Buyer, notwithstanding the first sentence of this Section 5.3, the Seller shall inform the Buyer which pieces of the Selected Equipment it is no longer using in the conduct of the Seller's Business that the Buyer may purchase on the Purchase Date. The Buyer and Seller shall mutually agree on the price attributable to the Selected Equipment prior to the Purchase Date. On the Purchase Date, the Buyer shall deliver to the Seller the agreed upon purchase price for the Selected Equipment in accordance with the payment delivery terms set forth in Section 1.3(d). Upon the Buyer's delivery of such purchase price, Seller shall afford Buyer and its authorized representatives access to Seller's facility for purposes of removing such
     Selected Equipment provided that Buyer shall remove such Selected Equipment in accordance with the terms of Section 8.4.

          5.4 Specified Customers. If, on any date prior to the Closing (each, a
     "Determination Date"), after exercising commercially reasonable efforts consistent with past practices, the Seller determines that it will be unable to fulfill its contractual obligation under the Parker Aerospace contract (the "Relevant Contract") in effect on the Effective Date between
     Seller and Parker Aerospace (the "Specified Customer") to supply products for which the Seller is an approved supplier of such Specified Customer
     (the "Approved Products"), the Seller shall so notify the Buyer and shall not be required to close its production facility or to consummate the transactions contemplated hereby until such time as Seller has fulfilled its contractual obligation under the Relevant Contract to supply the
     Approved Products, provided that Seller shall exercise commercially reasonable efforts consistent with past practices to supply such products as soon as reasonably practicable; or the Specified Customer fully releases the Seller from all of its obligations, including the obligation to supply the Approved Products, under the Relevant Contract. The period of time between a Determination Date and the occurrence of the event specified in
     (a) or (b) above, as the case may be, shall be referred to herein as the
     "Extension Period." Notwithstanding the other provisions of this Agreement, the parties agree that the Seller shall not be deemed to be in breach of
     Section 5.2 of this Agreement during any Extension Period and any deadlines for the taking of actions or otherwise specified herein, including the
     Termination Date (defined below), shall be extended by the same number of days as the duration of the Extension Period.

          5.5 Communication with Customers; Orders.

               (a) After the Effective Date, the Seller shall cease to accept customer orders in the ordinary course of business.

               (b) The Seller and the Buyer shall cooperate in communicating with suppliers and customers regarding the transactions contemplated hereby.

          5.6 Compliance with Laws. The Seller will comply with all laws and regulations applicable to it or to the conduct of the Seller's Business and will perform and comply with all contracts, commitments and obligations by which it is bound other than those set forth in any Open Purchase Order
     (defined below) of the Seller.

          5.7 Continuing Obligation to Inform. From the Effective Date through the Closing Date, Seller shall deliver or cause to be delivered to the
     Buyer the monthly operating report for the Seller's Business including such information (including the "Grey Book") and in a format consistent with the past practices of Seller. Notwithstanding the foregoing, none of the supplemental information provided under this Section 5.7 shall constitute an amendment of any statement, representation or warranty in this Agreement or any Schedule, Exhibit or document furnished pursuant hereto. The confidentiality of any data or information acquired by the Buyer pursuant to this Section 5.7 shall be maintained by the Buyer and its authorized representatives in accordance with the terms of Section 4.1.

          5.8 Exclusive Dealing. From the Effective Date until the earlier to occur of the Closing Date and the date on which this Agreement is terminated pursuant to Article 7, the Seller shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to an acquisition or purchase of all or a material portion of the
     Assets.

          5.9 No Securities Trading. The Seller acknowledges that the sole stockholder of DCI, Elecsys Corporation ("Elecsys"), is a publicly held company and that either (a) the improper dissemination of information concerning this Agreement and the transactions contemplated hereby, or (b)
     the trading of that public company's stock by any party to this Agreement or by any party receiving information concerning this Agreement or the transactions contemplated hereby from any party to this Agreement prior to the proper public release or announcement of this Agreement could result in a violation of the United States Securities and Exchange Commission's (the
     "SEC") insider trading regulations. Seller agrees to refrain from disseminating such information (except as permitted by Section 4.1) or engaging in such trading prior to the Closing Date without the prior written consent of DCI.

          5.10 Access to Seller's Facility. From the Effective Date
     through January 31, 2003, the Seller shall afford to the Buyer and its authorized representatives, upon at least two Business Days' notice and at
     Buyer's sole expense and risk, reasonable access during normal business hours to the Seller's facility, books and records relating to the Assets and will furnish to the Buyer such additional information as the Buyer may reasonably request in connection therewith. Notwithstanding the foregoing, the Seller shall not be required to provide the access or disclosure referred to in the preceding sentence to the extent the provision of such access or disclosure would (a) violate the terms of any agreement to which the Seller is bound or any law, rule or other regulation to which the
     Seller is subject; (b) result in any loss of attorney-client or other privilege; or (c) significantly disrupt Seller's operations. The confidentiality of any data or information acquired by the Buyer pursuant to this Section 5.10 shall be maintained by the Buyer and its authorized representatives in accordance with the terms of Section 4.1.

          5.11 Retention of Employees. The Seller shall use reasonable efforts to retain Anthony Mosko, Carol Burdick, and Rebecca Holman through December
     31, 2002; provided that the Buyer acknowledges and agrees that the Seller has no contractual agreement with any such employees and cannot require their continued employment with Seller after the Effective Date.

          5.12 Inventory Valuation. The Seller shall conduct a final physical inventory of the Inventory beginning on or about December 18, 2002 and ending on or about December 20, 2002. The physical inventory shall be conducted exclusively by the Seller's personnel, while the Buyer and the
     Buyer's accountant, BKD L.L.C. ("BKD"), observe the process. Once the physical inventory is completed, the Seller shall give to the Buyer a listing of the final Inventory along with a final Inventory value calculated as described in Section 1.3(a)(ii).

          5.13 Updated Schedules. On December 30, 2002, the Seller shall deliver to the Buyer the following Schedules updated as of the close of business on
     Friday, December 27, 2002: Schedule 2.6, Schedule 2.8, and Schedule
     1.1(a)(iii). The updated Schedule 2.8 shall be derived from the year-end physical inventory of the Inventory described in Section 5.12 and reflect only the changes in physical inventory since completion of the Inventory count described at section 5.12. The Seller shall deliver to the Buyer
     Schedule 2.8 both immediately after completion of the inventory valuation process described in Section 5.12 and on December 30, 2002, updated to
     December 27, 2002.

     6. Conditions to Obligations to Close

          6.1 Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions at or prior to Closing:

               (a) Continued Truth of Representations and Warranties of
          the Seller; Compliance with Covenants and Obligations.
          The representations and warranties of the Seller in this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except (i) inaccuracies that do not constitute a Material
          Adverse Effect (defined below); (ii) for any changes consented to in writing by the Buyer; (iii) to the extent such representations and warranties expressly speak as of an earlier date such as "the
          Effective Date", "the date hereof" or "the date of this Agreement"
          (in which case such representations and warranties shall be true and correct as of such earlier date); and (iv) inaccuracies that arise solely because of actions that are required or permitted to be taken under this Agreement. The Seller shall have performed and complied in all material respects with all covenants and obligations required by this Agreement to be performed or complied with by it prior to or as of the Closing Date. For purposes of this Section
          6.1(a), "Material Adverse Effect" means any change, circumstance or effect that, individually or in the aggregate with other changes circumstances and effects, is materially adverse to (i) the Assets, taken as a whole, or (ii) the validity or enforceability of this
          Agreement or the ability of Seller to perform its obligations hereunder in a timely fashion.

               (b) Third Party Order. As of the Closing Date, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of

          competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement (brought by a third party not affiliated with Buyer) shall be in effect.

          6.2 Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions at or prior to Closing:

               (a) Continued Truth of Representations and Warranties of the
          Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except (i) inaccuracies that do not constitute a Material Adverse Effect (defined below); (ii) for any changes consented to in writing by the Seller; (iii) to the extent such representations and warranties expressly speak as of an earlier date such as "the Effective Date", "the date hereof" or "the date of this Agreement" (in which case such representations and warranties shall be true and correct as of such earlier date); and (iv)
          inaccuracies that arise solely because of actions that are required or permitted to be taken under this Agreement. The Buyer shall have performed and complied in all material respects with all covenants and obligations required by this Agreement to be performed or complied with by it prior to or as of the Closing Date. For purposes of this
          Section 6.2(a), "Material Adverse Effect" means, with respect to
          Buyer, any change, circumstance or effect that, individually or in the aggregate with other changes circumstances and effects, is materially adverse to the validity or enforceability of this Agreement or the ability of Buyer to perform its obligations hereunder in a timely fashion.

               (b) No Extension Period. The events giving rise to an Extension
          Period shall not have occurred and be continuing.

               (c) Third Party Order. As of the Closing Date, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement
          (brought by a third party not affiliated with Seller) shall be in effect.

          6.3 Obligation Regarding Closing Conditions. Subject to Section 5.4,
     the Seller shall use commercially reasonable efforts to ensure that the conditions set forth in Section 6.1 shall be satisfied on or prior to the
     Termination Date (except to the extent that Buyer shall have agreed in writing to waive one or more of such conditions). The Buyer shall use commercially reasonable efforts to ensure that the conditions set forth in
     Section 6.2 shall be satisfied on or prior to the Termination Date (except to the extent that Seller shall have agreed in writing to waive one or more conditions).

          6.4 Closing Deliveries of Seller. At the Closing, the Seller shall deliver or cause to be delivered to Buyer each of the following items:

               (a) a General Conveyance, Assignment, Bill of Sale and Assumption
          Agreement in the form of Exhibit A attached hereto (the "Bill of Sale and Assignment Agreement"), executed by Seller;

                                       10

               (b) an officer's certificate of the Seller stating that, to such officer's knowledge, the condition in Section 6.1(a) has been satisfied;

               (c) a release of the Liens listed on Schedule 2.5;

               (d) a Trademark Assignment Agreement, which shall assign from the
          Seller to the Buyer the "Crystaloid Technologies" name in the form of
          Exhibit B attached hereto, and a Domain Name Assignment Agreement, which shall assign from the Seller to the Buyer the Crystaloid
          Technologies internet URL in the form of Exhibit C attached hereto, executed by the Seller; and

               (e) a list of all of the Seller's unfilled purchase orders (the
          "Open Purchase Orders") as of the Closing Date, along with the
          Seller's selling price for such orders, and indicating which of the
          Open Purchase Orders that it will offer to the Buyer as subcontracts pursuant to Section 8.7;

               (f) a cross receipt executed by the Seller.

          6.5 Closing Deliveries of Buyer. At Closing, the Buyer shall deliver or cause to be delivered to the Seller each of the following items:

               (a) payment of the cash purchase price set forth in Sections
          1.3(a) and 1.3(b) in the form required pursuant to Section 1.3(d);

               (b) the Bill of Sale and Assignment Agreement, executed by Buyer;

               (c) an officer's certificate of the Buyer stating that, to such officer's knowledge, the condition in Section 6.2(a) has been satisfied; and

               (d) a cross receipt executed by the Buyer.

     7. Termination of Agreement

          7.1 Termination by Lapse of Time. This Agreement shall terminate on
     January 15, 2003 (the "Termination Date") if the Closing has not occurred on or prior to such date, unless such Termination Date is extended as a result of an Extension Period or otherwise by the written consent of the parties hereto as provided herein.

          7.2 Termination by Agreement of the Parties. This Agreement may be
     terminated at any time prior to the Closing by the mutual written agreement of the parties hereto.

          7.3 Termination by Reason of Breach. This Agreement may be terminated at any time prior to the Closing:

               (a) by the Seller in the event (i) Seller is not in breach of this Agreement and none of its representations and warranties shall have become and continue to be untrue in a manner that would cause the conditions set forth in Section 6.1(a) not to be satisfied, and (ii)
          there shall have been a material breach of the Buyer's representations and warranties in

                                       11

          this Agreement or a material failure by the Buyer to perform its covenants in this Agreement; and

               (b) by the Buyer in the event (i) Buyer is not in breach of this
          Agreement and none of its representations and warranties shall have become and continue to be untrue in a manner that would cause the conditions set forth in Section 6.2(a) not to be satisfied, and (ii)
          there shall have been a material breach of the Seller's
          representations and warranties in this Agreement or a material failure by the Seller to perform its covenants in this Agreement.

          7.4 Effect of Termination. In the event of the termination of this
     Agreement, this Agreement shall forthwith become void, and thereafter no party hereto shall have any further obligation or liability hereunder other than liabilities arising from a willful breach of such party's representations and warranties set forth in this Agreement or the intentional failure of such party to perform its covenants under this
     Agreement prior to such termination.

     8. Post-Closing Agreements

          8.1 Non-Competition Agreement: LCD Products other than Auto-Darkening
     Products.

               (a) Until the fifth anniversary of the Closing Date, neither the
          Seller, Jackson Products, Inc. nor any subsidiary thereof shall manufacture, market or sell any LCD product that has the same or substantially the same form, function and primary application as any
          LCD product currently manufactured by the Seller other than auto-darkening products used or sold by the Seller, Jackson Products,
          Inc. or any subsidiary thereof for the welding industry, the personal safety products industry and each other market segment in which the
          Seller, Jackson Products, Inc. or any subsidiary thereof currently conducts business (the "Auto-Darkening Products"), or engage in any business competitive with the Seller's Business as conducted on the
          Effective Date or on the Closing Date, in the United States or any
          other country in which the Seller conducted the Seller's Business during the two years prior to the Closing Date; provided, that neither clause (i) nor clause (ii) shall prohibit Seller, Jackson Products,
          Inc. or any subsidiary thereof from engaging in the business relating to the Auto-Darkening Products for the welding industry, the personal safety products industry and each other market segment in which the
          Seller, Jackson Products, Inc. or any subsidiary thereof currently conducts business. Notwithstanding the foregoing, the Seller, Jackson
          Products, Inc. or any subsidiary thereof may purchase or otherwise acquire up to (but not more than) 2% of any class of securities of any enterprise the principal business of which is other than that described in clause (ii) above. Notwithstanding the foregoing, the
          Buyer expressly acknowledges and agrees that the restrictions contained in this Section 8.1 shall not apply to any Auto-Darkening
          Products for the welding industry, the personal safety products industry and each other market segment in which the Jackson Products,
          Inc. currently conducts business or any other auto-darkening products or applications of auto-darkening products that may be developed or produced in the future or any business relating thereto ("Future Auto
          Darkening Products").

               (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 8.1 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that

                                       12

          such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and, in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Seller agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

          8.2 Non-Competition Agreement: Auto-Darkening Lenses.

               (a) Until the fifth anniversary of the Closing Date, neither the
          Buyer, Elecsys nor any subsidiary thereof shall (i) manufacture, market or sell Auto-Darkening Products to the welding industry, the personal safety products industry and each other market segment in which the Seller, Jackson Products, Inc. or any subsidiary thereof currently conducts business, or (ii) engage in any business competitive with the Seller's Auto-Darkening Product manufacturing business for the welding industry, the personal safety products industry and each other market segment in which the Seller, Jackson
          Products, Inc. or any subsidiary thereof currently conducts business as conducted on the Effective Date or on the Closing Date, or at any
          time during the term of this non-competition provision, in the United
          States or any other country in which the Seller conducted its business during the two years prior to the Closing Date.

               (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 8.2 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and, in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Seller agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

          8.3 Use of Name. The Seller shall cease using the name
     "Crystaloid Technologies" or any derivation thereof in connection with any business related to, competitive with, or an outgrowth of, the Seller's
     Business as soon as reasonably practicable following the Closing but in no event more than 60 days following the Closing.

          8.4 Removal of Assets. The Buyer shall, as soon as reasonably practicable but in no event later than 31 days after the Closing (unless extended in writing by Seller), remove the Inventory, Personal Property and
     Equipment, and Intangible Property from the Seller's facility. The Buyer shall ensure that such Inventory, Personal Property and Equipment, and
     Intangible

                                       13

     Property are removed in a manner that does not cause damage to such facility of Seller or to any Excluded Assets. Buyer shall solely bear all risks and expenses with respect to the repair of damage done to the
     Seller's facility or property in connection with the removal of the
     Inventory, Personal Property and Equipment, and Intangible Property.

          8.5 Product Claims. Notwithstanding the terms of Section 8.6 and Article 9, the Buyer shall (a) promptly furnish to Seller any claim, demand, notice, lawsuit or other correspondence of which Buyer becomes aware and that is reasonably likely to be related to the CTI Claims
     (defined below); (b) except as provided in clause (d) below, make any agreement or commitment of any nature regarding the repair or remediation of services or products if such agreement or commitment is reasonably likely to give rise to, or result in, an obligation of Seller under a CTI
     Claim; (c) not enter into any agreement with any of the customers of Seller with respect to matters that are related to the CTI Claims; or
     notwithstanding the foregoing, at Seller's request and sole expense, use commercially reasonable efforts to cooperate with Seller in resolving any claims or potential liability for CTI Claims including providing goods and services on commercially reasonable terms to replace or repair or otherwise provide the repairs that may be requested to resolve any CTI Claims. "CTI
     Claim" means any claim for any loss, damage or expense arising out of
     Seller's provision of services or sale of products related to the Assets prior to the Closing Date.

          8.6 Product Returns.

                    (a) The Seller agrees to retain $60,000 of the purchase
               price it receives at Closing under this Agreement, create a product return escrow account (the "Escrow"), and keep that money in the Seller and segregated in that account for this purpose.
               The Escrow shall be used to reimburse the Buyer (i) for a period of 90 days from the date of Closing or (ii) for a period of time so long as the total reimbursement requests submitted by the
               Buyer to the Seller for a payment from the Escrow is less than or equal to $60,000, whichever is shorter (the "Reimbursement
               Period"), for all commercially reasonable amounts incurred by the
               Buyer for any services rendered, products produced or purchased or refunds given in connection with the repair or replacement or issuance of a refund in lieu of repair or replacement of
               defective products or services which (x) were sold by Seller prior to the Closing Date, (y) are covered under Seller's
               warranty as provided to the purchaser of such product or service at the time of sale by Seller and (z) for which the failure to satisfy the warranty under which such products or services are covered is reasonably likely to result in Buyer's failure to collect the Accounts Receivable balance related to such defective products or services. The Buyer shall submit to Seller no more frequently than every 30 days during the Reimbursement Period an accounting (the "Monthly Accounting") of all costs incurred by
               Buyer in connection with the repairs, replacements or refunds referred to in the foregoing sentence. During the Reimbursement
               Period, the Seller shall pay the Buyer, within 5 days of its receipt of a Monthly Accounting, for all properly documented amounts incurred in accordance with this Section 8.6, unless the
               Seller can show that such request is not commercially reasonable.

                    (b) At the expiration of the Reimbursement Period, and to
               the extent the Escrow is not subject to a pending claim for refund, any remaining funds in the Escrow shall be distributed to the Seller's general account, and the Buyer will no longer have the right to reimbursement from such Escrow.

                                       14

          8.7 Subcontracts for Open Purchase Orders. The Buyer shall give to the
     Seller by January 15, 2003, a quote for any of the Open Purchase Orders it decides to fulfill, including the price at which it will deliver the products or perform the services, as the case may be, required to be delivered or performed under each such Open Purchase Order and the date on which the Buyer will agree to deliver such products or perform such services, as the case may be (the "Quote"). If the Seller determines that the Buyer's Quote is competitive, Seller shall so notify the Buyer and the parties will enter into a subcontract agreement based on the terms of the
     Quote and such other terms as the parties may agree upon. However, in the event that the Seller determines that the Buyer's Quote is not competitive, then the Seller shall so notify Buyer and Buyer will as soon as reasonably practicable after receipt of such notification grant to the Seller a temporary license to use the technical drawings necessary to permit a third party to manufacture the relevant products or perform the relevant services
     (the "Licensed IP") and shall deliver hard copies of such Licensed IP to
     Seller. The license of the Licensed IP by Buyer to Seller shall include the grant to Seller of the right to use and disclose the Licensed IP to solicit other bids to fill the applicable Open Purchase Order and the right to sublicense the use of the Licensed IP to a third party subcontractor in order to allow such subcontractor to produce and deliver the applicable products or perform the applicable services thereunder. Immediately following the satisfactory delivery of any subcontracted products or performance of any subscontracted services described in the preceding sentence, the Seller will return hard copies of the Licensed IP to the
     Buyer. Any sublicense by the Seller of the right to use the Licensed IP as provided in this Section 8.7 shall prohibit the relevant subcontractor from using the Licensed IP for any other purpose than performing the relevant subcontract, shall require return of all tangible forms of the Licensed IP upon completion of the subcontract, and following the termination of the relevant subcontract agreement, using or disclosing the Licensed IP or from directly soliciting orders from the other party to the relevant Open
     Purchase Order for products or services substantially the same as those produced or performed by such subcontractor pursuant to the relevant subcontract agreement.

          8.8 Payment of Collected Accounts Receivable. The Seller acknowledges that payments for any Accounts Receivable may be paid to a lock box, which is maintained by the Seller's bank. The Seller agrees to promptly forward to the Buyer all Accounts Receivable payments received directly by it or made to the lock box, along with any information concerning such payments.

     9. Indemnification

          9.1 Indemnification by the Seller. Subject to the other terms of this Article 9, the Seller shall be responsible to assume the defense of, and indemnify and hold the Buyer, Elecsys, and their respective directors, officers and employees (collectively, the "Buyer Group")
     harmless from, any and all losses, damages, costs and expenses other than consequential damages, lost profits or exemplary damages (including, without limitation, court costs and reasonable outside attorneys' fees)
     (hereinafter individually, a "Loss" and collectively, "Losses") suffered or incurred by any member of the Buyer Group that relate to, or arise out of or in connection with any breach of any representation or warranty made by the Seller contained in this Agreement; (b) a breach of any other covenant or agreement by the Seller contained in this Agreement; and (c) the
     Excluded Assets and obligations and liabilities relating to the use,

                                       15

     ownership or operation of the Assets prior to the Closing (other than any
     Selected Equipment sold to the Buyer pursuant to Section 5.3 prior to
     Closing.

          9.2 Indemnification by the Buyer. The Buyer shall be responsible to assume the defense of, and indemnify and hold the Seller, Jackson Products,
     Inc., and their respective directors, officers and employees (collectively, the "Seller Group") harmless from, any and all Losses suffered or incurred by any member of the Seller Group that relate to, or arise out of or in connection with (a) any breach of any representation or warranty made by the Buyer contained in this Agreement; (b) a breach of any other covenant or agreement by the Buyer contained in this Agreement; and (c) all obligations and liabilities relating to the use, ownership or operation of
     (i) any Selected Equipment sold prior to the Closing and (ii) the Assets after the Closing (including the sale of products and provision of services).

          9.3 Limitations.

               (a) Notwithstanding anything to the contrary in any other Section of this Agreement, in no event shall there by any liability under
          Section 9.1(a) until the aggregate amount of all Losses suffered by the Buyer Group arising from matters covered by the indemnity contained in Section 9.1(a) exceeds $25,000 (the "Indemnification
          Floor"). Once the Buyer Group has suffered Losses arising from matters covered by the indemnity contained in Section 9.1(a) in an amount equal to the Indemnification Floor, subject to the other terms of this
          Article 9, the liability of the Seller under Section 9.1(a) shall be equal to the total amount of all such Losses in excess of the
          Indemnification Floor.

               (b) Sellers' maximum aggregate liability under 9.1(a) shall not exceed the cash purchase price for the Assets purchased hereunder.

               (c) Notwithstanding the foregoing, the limitation contained in
          Section 9.3(b) shall not apply to any claim arising from a breach of a representation or warranty contained in Sections 2.1 or 2.2
          (collectively, the "Excluded Items").

               (d) EXCEPT FOR THE EXPRESS REPRESENTATIONS SET FORTH IN ARTICLE
          2, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT ALL OF THE ASSETS ARE
          BEING SOLD AND TRANSFERRED ON AN "AS IS, WHERE IS" BASIS WITH ALL
          FAULTS AND DEFECTS, AND THE SELLER HEREBY DISCLAIMS ANY AND ALL
          REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND
          WHATSOEVER, AS TO ANY MATTERS CONCERNING THE ASSETS, INCLUDING ANY
          WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR
          PURPOSE, THE PHYSICAL CONDITION OF THE ASSETS AND ANY DEFECTS THEREOF,
          OR THE ENFORCEABILITY OF THE ASSIGNMENT OF ALL NON-COMPETITION
          AGREEMENTS AND BUYER HEREBY WAIVERS, RELINQUISHES AND RELEASES SELLER
          FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION
          (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES,
          COSTS AND EXPENSES (INCLUDING FEES AND EXPENSES OF COUNSEL) OF ANY AND
          EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, THAT BUYER MIGHT HAVE
          ASSERTED OR ALLEGED AGAINST SELLER BY REASON OF THE FOREGOING MATTERS.
          IN NO EVENT

                                       16

          SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE FOR ANY CONSEQUENTIAL
          (INCLUDING LOST PROFITS), PUNITIVE OR EXEMPLARY DAMAGES ALLEGED TO
          HAVE RESULTED FROM A BREACH BY ANY PARTY OF ANY PROVISION OF THIS
          AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR RELATED HERETO OR
          THERETO, AND IN NO EVENT SHALL AN ARBITRATOR BE ABLE TO AWARD ANY SUCH
          DAMAGES

          9.4 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder the party seeking indemnification (the
     "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the
     Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit within a reasonable period of time after notification thereof as provided in Section 9.5 of this Agreement.

          9.5 Defense by the Indemnifying Party. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified
     Party, the Indemnifying Party, at the sole cost and expense of the
     Indemnifying Party, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the
     Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying
     Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnified Party shall thereafter be entitled to participate in and assume control of the defense of any such action if the Indemnified Party has a reasonable basis for concluding that its interests would be better served. The Indemnifying
     Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the
     Indemnifying Party shall be entitled to participate in (but not control)
     the defense of such action, with its counsel and at its own expense. If the
     Indemnifying Party thereafter seeks to question the manner in which the
     Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the

                                       17

     burden to prove by a preponderance of the evidence that the Indemnified
     Party did not defend or settle such third party claim in a reasonably prudent manner.

          9.6 Exclusivity. The parties agree that the indemnities provided under this Article 9 shall be the exclusive remedies arising from this Agreement;
     provided, however, that this Section 9.6 shall not be deemed to be a waiver by the parties of any right to specific performance or injunctive relief.

     10. General Provisions

          10.1 Expenses. Subject to Section 1.3(b) and except for taxes covered by Section 1.3(b), all fees, commissions and other expenses incurred by the
     Buyer or the Seller in connection with the negotiation of this Agreement and in preparing to consummate the transactions contemplated hereby, including the fees and expenses of their respective counsel and other advisors, shall be borne by the party incurring such fee, commission or expense. Each party shall be responsible for paying the fee of any broker or investment banker retained by such party.

          10.2 Books and Records; Audit Rights. The Buyer shall keep and maintain, in accordance with generally accepted accounting principles in the United States, consistently applied, such books of account or other records as shall be necessary to accurately and contemporaneously record all transactions in connection with the calculation and payment to the
     Buyer of the amounts payable to the Seller hereunder. Such books and records shall be maintained and preserved by the Buyer for a period of one year after the later to occur of the Closing Date or the relevant payment date (the "Audit Period"). The Seller, or its designated representative, shall have the right, at any time during the Audit Period to audit the books and records of the Buyer pertaining to Buyer's payment obligations hereunder and shall have reasonable access to the Buyer's personnel and facilities for such purpose. If such audit reveals that the Buyer has underpaid the Seller, then the Buyer shall immediately pay to the Seller any amounts due, plus accrued interest on any past-due amounts from the due date until the date of actual payment at the rate of one and one half percent per month or the highest rate allowed by law, whichever is lower.
     Furthermore, if any audit reveals that the Buyer has underpaid the Seller by five percent or more, then the Buyer shall pay the Seller's costs and expenses in conducting such audit. Neither the acceptance by the Seller of any information or payment, nor the inspection or audit of the Buyer's books and records shall prejudice any rights or remedies of the Seller hereunder, and therefore shall not prevent the Seller or its representatives from later disputing the accuracy or completeness of any payment made or information supplied by the Buyer. This Section 10.2 shall survive the Closing.

          10.3 Execution in Counterparts; Binding Effect. This Agreement may be
     executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

          10.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Kansas, without reference to principles of conflicts or choice of law.

                                       18

          10.5 Notices. Any other notices or other communications required or permitted under this Agreement, shall be given in writing and shall be sufficiently given if delivered personally, sent by facsimile, mailed first class or sent by overnight courier guaranteeing next-day delivery, addressed as follows:

         If to the Buyer:

                           DCI Inc.
                           15301 West 109th Street
                           Lenexa, Kansas  66219
                           Facsimile No.:  (913) 982-5766
                           Attention:  Karl B. Gemperli

         with a copy to:

                           Elecsys Corporation
                           15301 West 109th Street
                           Lenexa, Kansas  66219
                           Facsimile No.:  (913) 647-0132
                           Attention:  Michael J. Meyer

         with a copy to:

                           Blackwell Sanders Peper Martin LLP
                           Two Pershing Square
                           2300 Main Street, Suite 1000
                           Kansas City, Missouri  64108
                           Facsimile No.:  (816) 983-8080
                           Attention:  Steven F. Carman, Esq.

         If to the Seller:

                           Jackson Products, Inc.
                           801 Corporate Center Drive, Suite 300
                           St. Charles, Missouri  63304
                           Facsimile No.:  (636) 300-2810
                           Attention:  William L. Babler

         with a copy to:

                           Vinson & Elkins L.L.P.
                           2300 First City Tower
                           101 Fannin
                           Houston, Texas 77002
                           Facsimile:  (713) 615-5946
                           Attention:  Bruce C. Herzog

                                       19

     Notices or communications required or permitted under this Agreement shall be deemed to have been received by the addressee (a) on the date delivered, if delivered personally by facsimile; (b) five days after the date of deposit, if mailed by first class mail; (c) one day after delivery to a courier, if sent by overnight courier guaranteeing next-day delivery; or
     (d) upon confirmation of transmission, if by facsimile. Any party may change the person or address for service of process upon it or delivery of notices or other communications to it under this Agreement by delivering notice of such change to the other party in accordance with this Section
     10.5.

          10.6 Titles and Headings. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this
     Agreement.

          10.7 Successors and Assigns; Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns; provided, however, that no party shall assign any rights or delegate any of its obligations created under this Agreement without the prior written consent of the other party except that Buyer may assign as collateral this Agreement and Buyer's rights and interests hereunder to a financial lending institution at any time to secure indebtedness advanced to Buyer or its parent without the consent of Seller provided that Buyer shall provide Seller with prior written notice of any such assignment. Notwithstanding the foregoing, no assignment shall relieve the assigning party of any of its representations, warranties or obligations contained herein. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          10.8 Entire Agreement. This Agreement represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and therein, and no representations or warranties have been made in connection with such transactions other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements among the parties relating to the subject matter of this Agreement.

          10.9 Waivers and Amendments. The parties may, but shall not be obligated to, by written notice to each other (a) extend the time for the performance of any of the obligations or other actions of the others; (b)
     waive any inaccuracies in the representations or warranties of the others contained in this Agreement; (c) waive compliance with any of the covenants of the others created under this Agreement; or (d) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

          10.10 Severability. This Agreement shall be deemed severable and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

                                       20

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement, all as of the day and year first above written.

                                 CRYSTALOID TECHNOLOGIES, INC.

                                 By:    /s/ William L. Babler
                                        -------------------------------------------------------
                                        Name: William L. Babler
                                        Title: Chief Financial Officer, Vice
                                               President & Secretary

                                 DCI INC.

                                 By:    /s/ Karl B. Gemperli
                                        -------------------------------------------------------
                                        Name: Karl B. Gemperli
                                        Title: President

                                 JACKSON PRODUCTS, INC., solely to evidence its agreement
                                 to the matters set forth in Section 8.1

                                 By:    /s/ William L. Babler
                                        -------------------------------------------------------
                                        Name: William L. Babler
                                        Title: Chief Financial Officer, Vice
                                               President & Secretary

                                 ELECSYS CORPORATION, solely to evidence its agreement to
                                 the matters set forth in Section 8.2

                                 By:    /s/ Michael J. Meyer
                                        -------------------------------------------------------
                                        Name: Michael J. Meyer
                                        Title: Chairman